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                                                               EXHIBIT (a)(5)(B)
                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer - Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

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                              GIVE THE                                                GIVE THE EMPLOYER
                              SOCIAL SECURITY                                         INDENTIFICATION
FOR THIS TYPE OF ACCOUNT:     NUMBER OF -                  FOR THIS TYPE OF ACCOUNT:  NUMBER OF -
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1. Individual                 The individual               7. A valid trust,          The legal entity (5)
                                                           estate, or pension trust
2. Two or more                The actual owner of
individuals(1) (joint         the account or, if           8. Corporate account       The corporation
account)                      combined funds, the
                              first individual on          9. Association, club,      The organization
3. custodian account of a     the account(2)               religious, charitable,
minor ( Uniform Gift          The minor(3)                 educational or other tax-  The partnership
Minors Act)                                                exempt organization
                                                                                      The broker or nominee
4. a. The usual revocable     The grantor-trustee(2)       10. Partnership
savings trust(grantor is
also trustee)                 The actual owner(2)          11. A broker or            The public entity
                                                           registered nominee
   b. So-called trust         The owner(4)
account that is not a legal                                12. Account with the
or valid trust under state    The owner(4)                 Department of Agriculture
law                                                        in the name of a public
                                                           entity (such as a state
5. Sole proprietorship                                     or local government,
                                                           school district, or prison)
6. Sole proprietorship                                     that receives agricultural
                                                           program payments
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(1)  Includes husband and wife, and adult minor. If adult and minor, give Social
     Security number of the adult or, if the minor is the only contributor, the minor.
(2)  List first and circle the name of the person whose number you furnish.
(3)  Circle the minor's name and furnish the minor's social security number.
(4)  Show your individual name. You may also enter you business name. You may use either your SSN or EIN. (5) List first and circle the name of the valid trust, estate or pension fund. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity is not designated in the account title.)
NOTE: If no name is circled when is more than one name, the number will be considered to be that of the first name listed.

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                                  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                           NUMBER (TIN) ON SUBSTITUTE FORM W-9
                                  (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)
                                                          PAGE 2
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NAME

If your are an individual, you must generally provide the        Payments of dividends generally not subject to backup
name shown on your social security card. However, if you         withholding include the following:
have changed your last name, for instance, due to marriage,
without informing the Social Security Administration of the      o    Payments to nonresident aliens subject to withholding
name change, please enter your first name, the last name              under section 1441.
shown on your social security card, and your new last name.
                                                                 o    Payments to partnerships not engaged in a trade or
 OBTAINING A NUMBER                                                   business in the U.S. and that have a least one
                                                                      nonresident alien partner.
If you don't have a taxpayer identification number ("TIN"),
apply for one immediately. To apply, obtain Form SS-5,           o    Payments made by certain foreign organizations.
Application for a Social Security Card, from our local
office of the Social Security Administration, or Form SS-4,      Payments of interest generally not subject to backup
Application for Employer Identification Number, from you         withholding include the following:
local Internal Revenue Service (the "IRS") office.
                                                                 o    Payments of interest on obligations issued by
 Payees and Payments Exempt From Backup Withholding                   individuals. Note: You may be subject to backup
                                                                      withholding if this interest is $600 or more and is
The following is a list of payees generally exempt from               paid in the course of the payor's trade or business and
backup withholding and or which no information reporting is           you have not provided your correct TIN to the payor.
required. For interest and dividends, all listed payees are
exempt except item (9). For broker transactions, payees          o    Payments of tax-exempt interest (including
listed in (1) through (13) and a person registered under the          exempt-interest dividends under section 852).
Investment Advisers Act of 1940 who regularly acts as a
broker are exempt. Payments subject to reporting under           o    Payments described in section 6049(b) (5) to
sections 6041 and 6041A are generally exempt from backup              nonresident aliens. o Payments on tax-free covenant
withholding only if made to payees described in items (1)             bonds under section 1451. o Payments made by certain
through (7), except that a corporation (except certain                foreign organizations.
hospitals described in Regulations section 1.6041-3(a)) that
provides medical and health care services or bills and           o    Mortgage interest paid by you.
collects payments for such services is not exempt from
backup withholding or information reporting.                     Payments that are not subject to information reporting are generally also not subject to backup withholding. For
 (1)  A corporation.                                             details, see sections 6041, 6041A(a), 6042, 6044, 6045,
                                                                 6049, 6050A, and 6050N, and the regulations under those
 (2)  An organization exempt from tax under section 501 (a),     sections.
      or an individual retirement plan ("IRA"), or a
      custodial account under section 403 (b) (7) if the         PRIVACY ACT NOTICE. - Section 6109 requires you to furnish
      account satisfies the requirements of section 401(f)       your correct TIN to persons who must file information
      (2)                                                        returns with the IRS to report interest, dividends, and
                                                                 certain other income paid to you, mortgage interest you
 (3)  The United States or any of its agencies or                paid, the acquisition or abandonment of secured property,
      instrumentalities.                                         cancellation of debt, or contributions you made to an IRA.
                                                                 The IRS uses the numbers for identification purposes and to
 (4)  A state, the District of Columbia, a possession of the     help verify the accuracy of your tax return. You must
      United States, or any of their political subdivision or    provide your TIN whether or not you are required to file a
      instrumentalities.                                         tax return. Payors must generally withhold 31% of taxable
                                                                 interest, dividend, and certain other payments to a payee
 (5)  A foreign government or any of its political               who does not furnish a TIN to a payor. Certain penalties may
      subdivisions, agencies or instrumentalities.               also apply.

 (6)  An international organization or any of its agencies or    PENALTIES
      instrumentalities.
                                                                 (1) FAILURE TO FURNISH TIN. - If you fail to furnish your
 (7)  A foreign central bank of issue.                           correct TIN to a requester (the person asking you to furnish your TIN), you are subject to a penalty of $50 for each such
 (8)  A dealer in securities or commodities required to          failure unless your failure is due to reasonable cause and
      register in the U.S., the District of Columbia or a        not to willful neglect.
      possession of the U.S.
                                                                 (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
 (9)  A futures commission merchant registered with the          WITHHOLDING. - If you make a false statement with no
      commodity Futures Trading Commission.                      reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
 (10) A real estate investment trust
                                                                 (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - Willfully
 (11) An entity registered at all times during the tax year      falsifying certifications or affirmations may subject you to
      under the Investment Company Act of 1940.                  criminal penalties including fines and/or imprisonment.

 (12) A common trust fund operated by a bank under section               FOR ADDITIONAL INFORMATION CONTACT YOUR
      584 (a).                                                                 TAX CONSULTANT OR THE IRS

 (13) A financial institution.

 (14) A middleman know in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc, Nominee
      List.

 (15) A trust exempt from tax under section 664( c) or described in section 4947 (a) (1).
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